UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10750 Columbia Pike, Silver Spring, Maryland 20901

(Address of Principal Executive Offices) (Zip Code)

(301) 592-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Choice Hotels International, Inc. (the “Company”) announced on June 26, 2008 that it is accelerating its management succession plan, previously announced on March 21, 2008. Accordingly, effective June 26, 2008, the Board of Directors named Stephen P. Joyce President and Chief Executive Officer, replacing Charles A. Ledsinger, Jr. who will continue with the Company as a non-executive employee and Vice Chairman of the Board of Directors.

In connection with the appointment of Mr. Joyce as Chief Executive Officer, the Board of Directors has approved, and the Company entered into, a Third Amended and Restated Employment Agreement (the “Restated Agreement”) with Mr. Ledsinger, dated June 26, 2008, which amends certain provisions of Mr. Ledsinger’s Second Amended and Restated Employment Agreement, dated December 20, 2005 (the “Original Agreement”), as described below.

Changes to Mr. Ledsinger’s Employment Agreement

Effective June 26, 2008 and until December 20, 2009, Mr. Ledsinger will serve as a non-executive employee of the Company in a reduced capacity (not to exceed 20% of his prior work schedule) in order to provide transition assistance to Mr. Joyce and the Company. He may accept other employment so long as it does not violate the restrictions in his non-competition covenant under the Restated Agreement. Mr. Ledsinger will remain as Vice Chairman of the Board of Directors through the end of his current term ending in May 2009 and thereafter may stand for re-election at the pleasure of the Board. In addition, on June 26, 2008, the Company and Mr. Ledsinger entered into a Consulting Agreement (the “Consulting Agreement”), effective December 21, 2009, pursuant to which Mr. Ledsinger will provide consulting services to the Company from December 21, 2009 until October 31, 2013 on an as needed and as available basis, not to exceed five hours per week.

Pursuant to the Restated Agreement, Mr. Ledsinger will continue to receive all compensation and benefits provided for in the Original Agreement through December 20, 2009, including without limitation his current base salary, annual bonus payments and the perquisites previously disclosed in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 1, 2008 (the “2008 Proxy”). The Company has agreed to waive its right to receive as offset any amounts received by Mr. Ledsinger from other active employment during this time. In addition, pursuant to the Restated Agreement and the Consulting Agreement, Mr. Ledsinger will be provided with executive office space, parking and administrative support through October 31, 2013.

Under the Restated Agreement, all of Mr. Ledsinger’s stock options that were granted prior to December 20, 2005 will be exercisable in accordance with their terms, and stock options granted after December 20, 2005 will continue to vest according to their terms, unless Mr. Ledsinger is terminated for cause, and will be exercisable until the date of their original expiration.

As of June 26, 2008, Mr. Ledsinger will be deemed to have a “separation of service” for purposes of the Company’s Supplemental Executive Retirement Plan, the portion of his account balance under the Executive Deferred Compensation Plan (“EDCP”) subject to Section 409A of the Internal Revenue Code (“Section 409A”), and the portion of his deferred shares of Company common stock subject to Section 409A, resulting in the payment and distribution to Mr. Ledsinger of these amounts and shares, generally as set forth in the Pension Benefits Table and Non-Qualified Deferred Compensation Table of the 2008 Proxy, respectively, subject to the restrictions of Section 409A. Mr. Ledsinger’s other benefits under the EDCP and his account balance under the Company’s Nonqualified Retirement Savings and Investment Plan, as set forth in the Non-Qualified Deferred Compensation Table of the 2008 Proxy, will be paid in accordance with his existing elections under those plans on or after this termination. Mr. Ledsinger’s other deferred shares will be paid on or after December 28, 2008.

In addition, the Restated Agreement reduces the length of Mr. Ledsinger’s non-competition and non-solicitation restrictions from two years to 18 months (beginning June 26, 2008) and permits him to own 49% or less of and/or serve as an officer or director of any privately-held entity which may own, operate or franchise hotels. These restrictions will not preclude Mr. Ledsinger from entering into any relationship with the Bainum family.

The Restated Agreement provides that the benefits payable to Mr. Ledsinger pursuant thereto will be payable through December 20, 2009, regardless of his death or disability prior to such time. If the Company terminates Mr. Ledsinger’s employment for cause (as defined therein), Mr. Ledsinger’s rights to the benefits under the Restated Agreement cease. In the event Mr. Ledsinger’s employment is terminated by him due to the Company’s breach of the Restated Agreement, or by the Company without cause, Mr. Ledsinger will be entitled to receive all of the payments and benefits under the Restated Agreement through December 20, 2009, and the non-competition restrictions described above will lapse.

Further, in addition to the continued health and welfare benefits to which Mr. Ledsinger is entitled under the Original Agreement through December 20, 2009, upon termination of the Restated Agreement on December 20, 2009, or upon Mr. Ledsinger’s earlier termination of employment by the Company without cause or by Mr. Ledsinger due to the Company’s breach of the Restated Agreement, Mr. Ledsinger and his wife will be entitled to medical benefits comparable to their current levels until January 1, 2015 at the prevailing cost to be paid by the Company’s employees. The Company has agreed to reimburse Mr. Ledsinger on a fully-grossed up basis for any difference in the premiums charged for such benefits above what employees pay. Mr. Ledsinger will also continue to be insured under the Company’s Director and Officer Insurance policies through the end of the statute of limitations for any potential claim.

Other than as described above, the terms and provisions of the Restated Agreement are generally the same as those previously existing under the Original Agreement, including his rights to receive payments and other benefits upon a change in control of the Company.

A copy of the Restated Agreement and the Consulting Agreement are attached as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits. The following exhibits are filed with this report:

10.1	Third Amended and Restated Employment Agreement, dated June 26, 2008, between Choice Hotels International, Inc. and Charles A. Ledsinger, Jr.

10.2	Consulting Agreement, effective December 21, 2009, between Choice Hotels International Services Corp. and Charles A. Ledsinger, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	Choice Hotels International, Inc.

	By:	/s/ Sandra K. Michel
Name: Sandra K. Michel
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement, dated June 26, 2008, between Choice Hotels International, Inc. and Charles A. Ledsinger, Jr.

10.2	Consulting Agreement, effective December 21, 2009, between Choice Hotels International Services Corp. and Charles A. Ledsinger, Jr.